SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	35-2164875
(State of Incorporation or Organization)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-86582.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Subordinated units representing limited partnership interests	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The class of securities to be registered hereby are the subordinated units representing limited partnership interests (the “Subordinated Units”), of Natural Resource Partners L.P., a Delaware limited partnership (the “Company”).

     A description of the Company’s Subordinated Units will be set forth under the captions “Cash Distributions,” “Description of Our Units” and “Material Tax Consequences” in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-126186), as amended, (the “Form S-3 Registration Statement”), initially filed with the Securities and Exchange Commission on June 28, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Company’s Form S-3 Registration Statement, (Registration No. 333-126186), as filed with the Securities and Exchange Commission on June 28, 2005 — incorporated herein by reference.

2.	Certificate of Limited Partnership of the Company, dated as of April 9, 2002 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, dated April 19, 2002, File No. 333-86582).

3.	First Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 17, 2002 (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-31465).

4.	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 8, 2003 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3, dated December 23, 2003, File No. 333-111532).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
	By:	NRP (GP) LP
Its General Partner

	By:	GP Natural Resource Partners LLC
Its General Partner

	By:	/s/ Wyatt L. Hogan
Date: June 28, 2005		Name:	Wyatt L. Hogan
		Title:	Vice President and General Counsel

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